Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED
DEMAND PROMISSORY NOTE

PRINCIPAL AMOUNT:	REFER TO GRID (BUT NOT GREATER THAN US$4,400,000)

DATE OF ISSUE:	May 21, 2025

FOR VALUE RECEIVED the undersigned, BUNKER HILL MINING CORP. (the “Debtor”), acknowledges itself indebted to and unconditionally promises to pay, ON DEMAND, to or to the order of TECK RESOURCES LIMITED (the “Creditor”), THE AGGREGATE UNPAID PRINCIPAL AMOUNT RECORDED ON THE GRID ATTACHED AS SCHEDULE “A” HERETO, UP TO A MAXIMUM AGGREGATE PRINCIPAL AMOUNT OF US$4,400,000 (the “Principal Amount”) in lawful money of United States of America, together with accrued interest as set out herein, in accordance with the terms hereof:

1.	The Principal Amount hereof outstanding from time to time shall bear interest (“Interest”) equal to 12% per annum. Interest on the Principal Amount shall be capitalized, that is, the Principal Amount shall be increased by the amount of such accrued interest thereon (and such increased Principal Amount shall continue to accrue interest), in arrears on the first business day of each month, calculated and compounded monthly, on the basis of the actual number of days elapsed.

2.	The outstanding Principal Amount, together with any accrued and unpaid Interest owing under this Promissory Note shall be due and payable by the Debtor to the Creditor upon written demand by the Creditor; provided that such amounts shall be automatically due and payable upon:

(a)	an involuntary proceeding being commenced or an involuntary petition being filed in a court of competent jurisdiction seeking (i) relief in respect of the Debtor, or of a substantial part of the property or assets of the Debtor, under the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the United States Bankruptcy Code or any similar federal, provincial, state, local or foreign bankruptcy or insolvency laws (together, “Insolvency Laws”), (ii) the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for the Debtor or for a substantial part of the property or assets of the Debtor, (iii) the winding up or liquidation of the Debtor or (iv) to adjudge the Debtor a bankrupt or insolvent under any Insolvency Law; or

(b)	the Debtor (i) voluntarily commencing any proceeding or file any petition seeking relief under any Insolvency Law, (ii) consenting to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (a) above, (iii) applying for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for the Debtor, (iv) filing an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) making a general assignment for the benefit of creditors, (vi) becoming unable, admitting in writing its inability or failing generally to pay its debts as they become due or (vii) taking any action for the purpose of effecting any of the foregoing;

3.	The Debtor shall have the privilege of paying or prepaying the whole or any part of the Principal Amount outstanding hereunder, including any accrued and unpaid interest thereon, at any time and from time to time without notice, bonus or penalty.

4.	Payment hereunder shall be made to the Creditor at any address as the Creditor may direct in writing. Any notice to the Debtor in connection with this Promissory Note shall be well and sufficiently given if sent by prepaid registered mail to or delivered to the Debtor at the address noted on the signature page hereto, or to such other address as Debtor may from time to time designate in writing to the Creditor. Any such notice shall be deemed to have been given if delivered, when delivered, and if mailed, on the third business day following that on which it was mailed.

5.	The Creditor is hereby unconditionally, absolutely and irrevocably authorized and directed by the Debtor to endorse on the grid attached hereto as Schedule “A” the dates and amounts of all advances and repayments of Principal Amount and the unpaid principal balance thereof, under each advance made by the Creditor. The aggregate unpaid principal balance for each advance, as applicable, shown on Schedule “A” hereto and recorded in United States dollars, in the absence of manifest error, shall be prima facie evidence of the Principal Amount owing and unpaid on this Promissory Note.

6.	The Debtor hereby waives demand and presentment, protest and notice of maturity, non-payment or protest and any other requirements necessary to hold the Debtor liable as maker of this Promissory Note.

7.	The Debtor hereby waives and renounces all rights of set-off, at law or in equity, that the Debtor may have against the Creditor.

8.	This Promissory Note shall enure to the benefit of the Creditor and its successors and assigns and shall be binding upon the Debtor and its successors and permitted assigns. This Promissory Note shall not be assigned by the Debtor without the prior written consent of the Debtor.

9.	This Promissory Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and the Debtor hereby irrevocably attorns to the non-exclusive jurisdiction of the Supreme Court of British Columbia.

10.	This Promissory Note amends, restates, supersedes, and replaces, in its entirety, but without novation, the demand promissory note dated March 21, 2025 granted by Bunker Hill Mining Corp. to Teck Resources Limited.

11.	This Promissory Note may be executed by any electronic manner of execution and may be delivered by way of any electronic manner of transmission.

[Signature page follows]

DATED as of the date first written above.

BUNKER HILL MINING CORP.

Per:
Name:
Title:

Address:	300-1055 West Hastings Street
Vancouver, British Columbia
V6E 2E9

Signature page to Amended and Restated Demand Promissory Note

GRID - SCHEDULE “A”